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COCA-COLA ENTERPRISES, INC.
REPORTS FIRST-QUARTER 2015 RESULTS

•	First-quarter diluted earnings per share were 40 cents on a reported basis or 42 cents on a comparable basis, including a negative currency translation impact of 11 cents.

•	Net sales were $1.6 billion, down 13 percent on a reported basis or up 4 percent on a currency-neutral basis; comparable volume grew 1 percent.

•	Reported operating income was $158 million; comparable operating income was $165 million, down 15 percent or up 4 percent on a currency-neutral basis.

•
CCE affirms its full-year guidance for 2015, including comparable and currency-neutral diluted earnings per share growth in a range of 6 percent to 8 percent, with slightly positive net sales and operating income growth.

ATLANTA, April 30, 2015 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported first-quarter 2015 operating income of $158 million or $165 million on a comparable basis. In the quarter, diluted earnings per share were 40 cents on a reported basis or 42 cents on a comparable basis. Currency translation had a negative impact of 11 cents on comparable diluted earnings per share.
For the first quarter, net sales totaled $1.6 billion, down 13 percent from the same quarter a year ago. On a currency-neutral basis, net sales increased 4 percent.

A reconciliation of reported (GAAP) to comparable (non-GAAP) information and other non-GAAP measures used by management in managing the business are detailed on pages the following pages of this news release.

“Our first-quarter results reflect volume growth in Great Britain, a continued soft consumer environment in our territories, our focus on managing all aspects of our business effectively, and the benefit of four extra selling days,” said John F. Brock, chairman and chief executive officer. “As we enter the key summer selling season, we are working diligently to improve our growth outlook through innovation, marketing initiatives, and by maximizing our effectiveness.
“Each of our efforts is directed toward our ultimate goal: continuing to build shareowner value.”
Operating Review
During the first quarter, comparable volume grew 1 percent. Total volume was driven by mid-single-digit growth in still brands, with flat volume in Coca-Cola trademark products. Volume in Great Britain grew 8½ percent, reflecting solid growth in Coca-Cola trademark products and the impact of cycling weak results in the same quarter a year ago. Volume declined 3½ percent on the Continent, compared to growth of 3½ percent in the first quarter of last year.
For the first quarter, net pricing per case declined 2 percent and cost of sales per case declined 2 percent. Operating expenses increased 3 percent, in part due to the four extra selling days. These figures are comparable and currency neutral.
“We continue to work closely with our customers to strengthen our execution, create value, and drive growth,” said Hubert Patricot, executive vice president and president, European Group. “Together, we are focused on building on our successful innovation, which includes such products as Coca-Cola Life, and implementing our new One Brand strategy, which links our four core Coca-Cola trademark products.

“In addition, we are providing strong execution for our marketing initiatives, which include commemorating the 100th anniversary of the contour Coca-Cola bottle and the 2015 Rugby World Cup.”
Full-Year 2015 Outlook
For 2015, CCE continues to expect diluted earnings per share to grow in a range of 6 percent to 8 percent on a comparable and currency-neutral basis. Based on recent rates, currency translation would negatively impact full-year 2015 earnings per share by just over 18 percent.
Net sales and operating income are each expected to achieve slightly positive growth on a comparable and currency-neutral basis.
The company expects 2015 free cash flow in a range of $600 million to $650 million including the expected negative impact of currency translation based on recent rates. Capital expenditures are expected to be approximately $325 million. Weighted average cost of debt is expected to be approximately 3 percent, and the comparable effective tax rate for 2015 is expected to be in a range of 27 percent to 28 percent.
CCE expects to repurchase approximately $600 million of its shares in 2015. During the first quarter, the company repurchased approximately $300 million of its shares. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. EDT. The call can be accessed through the company’s website at www.cokecce.com.

About CCE
    Coca-Cola Enterprises, Inc. is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. CCE operates with a local focus and has 17 manufacturing sites across Europe, where the company manufactures nearly 90 percent of its products in the markets in which they are consumed. Corporate responsibility and sustainability is core to CCE’s business, and the company has been recognized by leading organizations in North America and Europe for its progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about CCE, please visit www.cokecce.com and follow the company on Twitter at @cokecce.

# # #

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and other SEC filings

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share data)

	First Quarter
	2015	2014
Net sales	$1,631	$1,870
Cost of sales	1,063	1,220
Gross profit	568	650
Selling, delivery, and administrative expenses	410	466
Operating income	158	184
Interest expense, net	30	28
Other nonoperating income (expense)	2	(1)
Income before income taxes	130	155
Income tax expense	34	40
Net income	$96	$115
Basic earnings per share	$0.41	$0.45
Diluted earnings per share	$0.40	$0.44
Dividends declared per share	$0.28	$0.25
Basic weighted average shares outstanding	235	255
Diluted weighted average shares outstanding	240	260

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	First Quarter
	2015	2014
Net income	$96	$115
Components of other comprehensive (loss) income:
Currency translations
Pretax activity, net	(279)	11
Tax effect	—	—
Currency translations, net of tax	(279)	11
Net investment hedges
Pretax activity, net	152	(2)
Tax effect	(53)	1
Net investment hedges, net of tax	99	(1)
Cash flow hedges
Pretax activity, net	(2)	(3)
Tax effect	—	1
Cash flow hedges, net of tax	(2)	(2)
Pension plan adjustments
Pretax activity, net	7	6
Tax effect	(2)	(1)
Pension plan adjustments, net of tax	5	5
Other comprehensive (loss) income, net of tax	(177)	13
Comprehensive (loss) income	$(81)	$128

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	April 3, 2015	December 31, 2014
ASSETS
Current:
Cash and cash equivalents	$301	$223
Trade accounts receivable	1,475	1,514
Amounts receivable from The Coca-Cola Company	63	67
Inventories	358	388
Other current assets	320	268
Total current assets	2,517	2,460
Property, plant, and equipment, net	1,957	2,101
Franchise license intangible assets, net	3,423	3,641
Goodwill	94	101
Other noncurrent assets	199	240
Total assets	$8,190	$8,543
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,770	$1,872
Amounts payable to The Coca-Cola Company	97	104
Current portion of debt	523	632
Total current liabilities	2,390	2,608
Debt, less current portion	3,678	3,320
Other noncurrent liabilities	189	207
Noncurrent deferred income tax liabilities	917	977
Total liabilities	7,174	7,112
SHAREOWNERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,990	3,958
Reinvested earnings	2,021	1,991
Accumulated other comprehensive loss	(891)	(714)
Common stock in treasury, at cost	(4,107)	(3,807)
Total shareowners’ equity	1,016	1,431
Total liabilities and shareowners’ equity	$8,190	$8,543

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	First Quarter
	2015	2014
Cash Flows from Operating Activities:
Net income	$96	$115
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	71	75
Share-based compensation expense	8	8
Deferred income tax benefit	(9)	(4)
Pension expense less than contributions	(5)	(2)
Net changes in assets and liabilities	(3)	(125)
Net cash derived from operating activities	158	67
Cash Flows from Investing Activities:
Capital asset investments	(98)	(88)
Capital asset disposals	—	12
Other investing activities, net	(9)	—
Net cash used in investing activities	(107)	(76)
Cash Flows from Financing Activities:
Net change in commercial paper	(109)	402
Issuances of debt	527	—
Payments on debt	(3)	(104)
Shares repurchased under share repurchase programs	(313)	(289)
Dividend payments on common stock	(65)	(63)
Other financing activities, net	10	6
Net cash derived from (used in) financing activities	47	(48)
Net effect of currency exchange rate changes on cash and cash equivalents	(20)	—
Net Change in Cash and Cash Equivalents	78	(57)
Cash and Cash Equivalents at Beginning of Period	223	343
Cash and Cash Equivalents at End of Period	$301	$286

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	First-Quarter 2015
	Cost of sales	Selling, delivery, and administrative expenses	Operating income	Income tax expense	Net income	Diluted earnings per share
Reported (GAAP) (b)	$1,063	410	158	34	$96	$0.40
Items Impacting Comparability:
Mark-to-market effects (c)	—	2	(2)	—	(2)	(0.01)
Restructuring charges (d)	—	(9)	9	2	7	0.03
Comparable (non-GAAP)	$1,063	403	165	36	$101	$0.42
		Diluted Weighted Average Shares Outstanding				240

	First-Quarter 2014
	Cost of sales	Selling, delivery, and administrative expenses	Operating income	Income tax expense	Net income	Diluted earnings per share
Reported (GAAP) (b)	$1,220	466	184	40	$115	$0.44
Items Impacting Comparability:
Mark-to-market effects (c)	(1)	(1)	2	1	1	—
Restructuring charges (d)	—	(8)	8	3	5	0.02
Comparable (non-GAAP)	$1,219	457	194	44	$121	$0.46
		Diluted Weighted Average Shares Outstanding				260

___________________________

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.

(c)	Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	First-Quarter 2015
	Europe	Corporate	Operating income
Reported (GAAP) (b)	$190	$(32)	$158
Items Impacting Comparability:
Mark-to-market effects (c)	—	(2)	(2)
Restructuring charges (d)	9	—	9
Comparable (non-GAAP)	$199	$(34)	$165

	First-Quarter 2014
	Europe	Corporate	Operating income
Reported (GAAP) (b)	$224	$(40)	$184
Items Impacting Comparability:
Mark-to-market effects (c)	—	2	2
Restructuring charges (d)	8	—	8
Comparable (non-GAAP)	$232	$(38)	$194

___________________________

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.

(c)	Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
CURRENCY IMPACT ON OPERATING MEASURES (a)
(Unaudited; percentages rounded to the nearest 0.5 percent)

	% Change vs. Prior Year
	GAAP (b)			NON-GAAP (c)
First-Quarter 2015	Reported	Currency impact on reported	Reported currency-neutral	Comparable	Currency impact on comparable	Comparable currency-neutral
Net sales	(13.0)%	(17.0)%	4.0%	(13.0)%	(17.0)%	4.0%
Selling, delivery, and administrative expenses	(12.0)	(14.5)	2.5	(12.0)	(15.0)	3.0
Operating income	(14.0)	(19.5)	5.5	(15.0)	(19.0)	4.0
Diluted earnings per share	(9.0)	(20.5)	11.5	(8.5)	(23.5)	15.0

First-Quarter 2014
Net sales	1.0%	3.5%	(2.5)%	1.0%	3.5%	(2.5)%
Selling, delivery, and administrative expenses	(11.0)	2.5	(13.5)	(0.5)	3.0	(3.5)
Operating income	66.0	10.5	55.5	8.0	6.0	2.0
Diluted earnings per share	109.5	14.5	95.0	18.0	7.5	10.5

___________________________

(a)	Currency impact is calculated by converting current year results at prior year exchange rates.

(b)	Calculated based on CCE's U.S. GAAP Condensed Consolidated Financial Statements.

(c)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability. See the Reconciliation of GAAP to non-GAAP tables in this release for a list of all items impacting comparability.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages which are rounded to the nearest 0.5 percent)

	First-Quarter
	% Change vs. Prior Year
	2015	2014
Net Sales Per Case
Change in net sales per case	(18.0)%	4.5%
Impact of excluding post mix, non-trade, and other	—	0.5
Impact of currency exchange rate changes	16.0	(4.0)
Currency-Neutral Bottle and Can Net Pricing Per Case (a)	(2.0)%	1.0%

Cost of Sales Per Case
Change in cost of sales per case	(18.0)%	3.5%
Impact of excluding post mix, non-trade, and other	—	0.5
Impact of currency exchange rate changes	16.0	(4.0)
Currency-Neutral Bottle and Can Cost of Sales Per Case (a)	(2.0)%	—%

Physical Case Bottle and Can Volume
Change in volume	6.5%	(3.0)%
Impact of selling day shift	(5.5)	1.5
Comparable Bottle and Can Volume (b)	1.0%	(1.5)%

	First Quarter
Reconciliation of Free Cash Flow (c)	2015	2014
Net cash derived from operating activities	$158	$67
Less: capital asset investments	(98)	(88)
Add: capital asset disposals	—	12
Free Cash Flow	$60	$(9)

	April 3,	December 31,
Reconciliation of Net Debt (d)	2015	2014
Current portion of debt	$523	$632
Debt, less current portion	3,678	3,320
Less: cash and cash equivalents	(301)	(223)
Net Debt	$3,900	$3,729

___________________________

(a)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales Per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b)
The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There were four additional selling days in the first quarter of 2015 versus the first quarter of 2014, and one less selling day in the first quarter of 2014 versus the first quarter of 2013.

(c)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.